EXHIBIT 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters

Vice President—Investor Relations

713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PXP ANNOUNCES NOTICE OF REDEMPTION FOR ITS 7 1/8% SENIOR NOTES AND

COMMENCEMENT OF TENDER OFFER AND CONSENT SOLICITATION WITH

RESPECT TO ITS 8 3/4% SENIOR SUBORDINATED NOTES

HOUSTON, TEXAS, October 4, 2006 – Plains Exploration & Production Company (NYSE: PXP) (“PXP” or the “Company”) announced today its intention to redeem all $250 million outstanding principal amount of its 7 1/8% Senior Notes due 2014 (CUSIP No. 726505AB6) (the “Senior Notes”), and its offer to purchase all $275 million outstanding principal amount of its 8 3/4% Senior Subordinated Notes due 2012 (CUSIP No. 726507AF3) (the “Senior Subordinated Notes”). In conjunction with the tender offer, PXP is also soliciting consents to eliminate substantially all the restrictive covenants and certain events of default from the indenture governing the Senior Subordinated Notes.

PXP will pay the redemption price for the Senior Notes on the redemption date, which has been set for November 3, 2006, and the redemption price will be based on a “make-whole” calculation tied to a comparable United States Treasury security.

PXP intends to pay the purchase price for Senior Subordinated Notes validly tendered and accepted for purchase, as well as accrued and unpaid interest up to, but not including, the payment date, which is anticipated to be November 3, 2006. The purchase price to be paid for each validly tendered Senior Subordinated Note will be based on a 50 basis point spread over a reference U.S. Treasury security, and will be determined on the tenth business day preceding the expiration of the tender offer. The tender offer is scheduled to expire immediately after 11:59 p.m., New York City time, on November 1, 2006, unless extended or earlier terminated. Holders of Senior Subordinated Notes who provide consents to the proposed amendments will receive a consent payment of $20.00 per $1,000 principal amount of notes tendered and accepted for purchase pursuant to the offer, but only if they provide their consents and tender their notes on or prior to 5:00 p.m., New York City time, on October 19, 2006, unless that deadline is extended.

PXP’s obligation to accept for purchase and to pay for Senior Subordinated Notes in the tender offer is conditioned on, among other things, the following:

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•	the tender of at least a majority of the total outstanding principal amount of the Senior Subordinated Notes, and

•	PXP having redeemed the Senior Notes.

PXP has retained J.P. Morgan Securities Inc. to serve as the Dealer Manager and Solicitation Agent for the tender offers and the consent solicitations. Requests for documents may be directed to MacKenzie Partners, Inc., the Information Agent at (800) 322-2885. Questions regarding the tender offers and consent solicitations may be directed to J.P. Morgan Securities Inc. by calling collect at (212) 270-3994.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offers and consent solicitations are being made solely by the Offer to Purchase and Consent Solicitation Statement dated October 4, 2006.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, developing, exploiting, exploring and producing oil and gas in its core areas of operation: onshore and offshore California, and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2005, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

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